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                                                                      EXHIBIT 11

                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

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
                                                                 THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                      SEPTEMBER 30,
                                                             -------------------------           -------------------------
                                                                1997             1996              1997             1996
Income Applicable to Common Stock
     Income before extraordinary items                       $  2,020           $   899          $ 4,125           $ 1,748
     Extraordinary items, net of taxes                              -                 -             (385)                -
                                                             --------           -------          -------           -------
     Net income                                              $  2,020           $   899          $ 3,740           $ 1,748
                                                             ========           =======          =======           =======

Weighted Average Shares
     Common shares                                             10,853             8,353           10,075             8,353
     Common share equivalents applicable to
     stock options and warrants outstanding                       335               204              256               204
                                                             --------           -------          -------           -------
Weighted average common and common
    equivalent shares outstanding during
    the period                                                 11,188             8,557           10,331             8,557
                                                             ========           =======          =======           =======

Per Share Amount
     Income before extraordinary items                       $   0.18           $  0.10          $  0.40           $  0.20
     Extraordinary items, net of taxes                              -                 -             (.04)                -
                                                             --------           -------          -------           -------
     Net income                                              $   0.18           $  0.10          $  0.36           $  0.20
                                                             ========           =======          =======           =======
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